UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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BENCHMARK ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL CO-INVEST II L.P.
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAGED CAPITAL II, LP
ENGAGED CAPITAL II OFFSHORE LTD.
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
JEFFREY S. MCCREARY
ROBERT K. GIFFORD
BRENDAN B. SPRINGSTUBB

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Engaged Capital, LLC, together with the other participants named herein (collectively, "Engaged Capital"), has filed a definitive proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of stockholders of Benchmark Electronics, Inc., a Texas corporation.

Item 1: On April 26, 2016, Engaged Capital issued the following press release:

ENGAGED CAPITAL REMINDS BENCHMARK BOARD THAT NUMBERS DON’T LIE

•	Reminds investors of BHE’s ten year history of long-term underperformance under the current Board
•	Vote the BLUE Engaged Capital Proxy Card today to elect Robert K. Gifford, Jeffrey S. McCreary, and Brendan B. Springstubb and Restore Shareholder Value

Newport Beach, CA, April 26, 2016 /Business Wire/ - Engaged Capital, LLC (together with its affiliates, “Engaged Capital”), an investment firm specializing in enhancing the value of small and mid-cap North American equities and a 4.9% shareholder of Benchmark Electronics, Inc. (“BHE” or the “Company”) (NYSE: BHE), issued the following statement in connection with its campaign to elect three highly-qualified directors at the Company’s upcoming May 11, 2016 Annual Meeting of Shareholders. The statement is also available on Engaged Capital’s website www.adeeperbench.com.

“Absent from BHE’s misleading and increasingly shrill April 26th letter to shareholders was any reference to the returns the Company has generated for shareholders under the oversight of the current incumbent directors. Allow us to remind you of the facts: BHE has underperformed all relevant indices and peer groups for over a decade.

"We have proposed three highly-qualified individuals (two of whom have extensive EMS industry backgrounds and one who is a top-5 shareholder) to act as shareholder representatives on BHE's board. BHE only has one independent director in the boardroom with EMS industry experience and no large shareholders. The Company's increasingly hyperbolic and panicked response to a well-reasoned call for change, underscores the urgent need for independent voices in the boardroom. Vote today to let the Board know that the time for change is now!”

VOTE THE BLUE ENGAGED CAPITAL PROXY CARD FOR ALL THREE ENGAGED CAPITAL NOMINEES TODAY

If you have any questions, or require assistance with your vote, please contact Morrow & Co., LLC, toll- free at (800) 662-5200, call direct at (203) 658-9400 or email: engaged@morrowco.com

About Engaged Capital:

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

Investor Contact:

Morrow & Co., LLC
Tom Ball, 203-658-9400

John Ferguson, 203-658-9400
jferguson@morrowco.com

or visit www.adeeperbench.com

Media Contact:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com

SOURCE: Engaged Capital, LLC

Item 2: The following materials were posted by Engaged Capital to www.adeeperbench.com: